Exhibit 11 under Form N-14

                 FEDERATED NORTH CAROLINA MUNICIPAL INCOME FUND

                A PORTFOLIO OF MUNICIPAL SECURITIES INCOME TRUST

                            FEDERATED INVESTORS FUNDS

                              5800 CORPORATE DRIVE

                            PITTSBURGH, PA 15237-7000

                                  JUNE __, 1999

The Trustees of
Municipal Securities Income Trust
5800 Corporate Drive
Pittsburgh, PA  15237-7000

Ladies and Gentlemen:

        Municipal Securities Income Trust, a Massachusetts business trust ("Trust"), proposes to issue shares of beneficial interest representing interests in the Class A Shares of a separate portfolio of securities known as "Federated North Carolina Municipal Income Fund" (such shares of beneficial interest being herein referred to as "Shares") in connection with the acquisition of the assets of CCB North Carolina Municipal Securities Fund, a portfolio of CCB Funds, pursuant to the Agreement and Plan of Reorganization dated June __, 1999 ("Agreement"), filed as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

        As counsel I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended, the registration of its securities on Form N-1A under the Securities Act of 1933 and its N-14 Registration. I have examined and am familiar with the written Amended and Restated Declaration of Trust dated August 6, 1990 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

        Based upon the foregoing, it is my opinion that;

        1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

        2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                                                               Very truly yours,

     FEDERATED NORTH CAROLINA MUNICIPAL INCOME FUND - A PORTFOLIO OF MUNICIPAL SECURITIES INCOME TRUST

                                            BY:     GAIL CAGNEY
                                            TITLE:  ASSISTANT SECRETARY